CSX REPORTS FOURTH-QUARTER EPS OF $1.03 AND RECORD SURFACE TRANSPORTATION OPERATING INCOME
     JACKSONVILLE, Fla., January 24, 2006 – CSX Corporation (NYSE: CSX) today reported fourth quarter 2005 net earnings of $237 million, or $1.03 per share, a 45 percent increase in earnings per share from continuing operations versus the same quarter in 2004.
     “CSX delivered another quarter of strong performance in our Surface Transportation businesses,” said Michael J. Ward, CSX Corporation chairman and chief executive officer. “Our operations team is gaining traction in executing the ONE Plan, even while re-constructing our storm-damaged infrastructure on the Gulf Coast.”
     The company’s net earnings were driven by stronger Surface Transportation operating income, higher real estate sales and lower interest expense. Surface Transportation, which includes rail and intermodal operations, achieved:
•	the eighth consecutive quarter of both revenue and operating income growth;

•	revenue of $2.2 billion, which represents a quarterly record for the company;

•	record fourth-quarter operating income of $415 million, up 32 percent from the same period last year; and

•	an operating ratio of 81.3 percent, an improvement of 4.3 points from the same quarter last year.
     “We enter 2006 with a strong foundation, an economic environment that favors rail transportation, and momentum behind our key strategies,” Ward said. “In addition, we are on schedule with our capacity expansion plans to further drive value for our customers and shareholders.”
     CSX executives will provide additional perspective on the quarterly results in its earnings conference call, beginning at 11 a.m. Eastern Time today. Those interested in participating may dial 866-248-8494 and ask for the CSX earnings call. Participants should dial in 10 minutes prior to the call. A live webcast and presentation materials will also be available on the company’s website at www.csx.com in the Investors section.
     In addition, detailed financial information is contained in the CSX Quarterly Flash document, which is also posted on the website and furnished on Form 8-K with the Securities and Exchange Commission (“SEC”).
     CSX Corporation, based in Jacksonville, Fla., is one of the leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans 22,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company’s website, www.csx.com.
**********
     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.
500 Water Street
15th Floor, C900
Jacksonville, FL 32202
http://www. csx .com
Contact:
Investor Relations
   David Baggs
   (904) 359-4812
Media
   Vance Meyer    (904) 366-2949

The accompanying unaudited financial information should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED STATEMENT OF EARNINGS
(Millions of Dollars, Except Per Share Amounts)

		Quarters Ended			Years Ended
		(Unaudited)			(Unaudited)
		Dec. 30,	Dec. 31,		Dec. 30,	Dec. 31,
		2005	2004	$ Change	2005	2004	$ Change

Revenue and Expense	Surface Transportation Revenue	$2,219	$2,180	$39	$8,618	$8,040	$578
	Surface Transportation Expense
	Labor and Fringe	731	729	2	2,856	2,741	115
	Materials, Supplies and Other	421	484	(63)	1,784	1,759	25
	Depreciation	208	215	(7)	818	702	116
	Fuel	240	189	51	783	656	127
	Building and Equipment Rent	132	152	(20)	533	582	(49)
	Inland Transportation	55	72	(17)	230	280	(50)
	Conrail Rents, Fees and Services	17	24	(7)	65	256	(191)
	Restructuring Charge (Note d)	—	—	—	—	71	(71)

	Total Surface Transportation Expense	1,804	1,865	(61)	7,069	7,047	22

	Surface Transportation Operating Income	415	315	100	1,549	993	556
	Other Operating Income (Expense)	(3)	2	(5)	1	7	(6)

	Consolidated Operating Income	412	317	95	1,550	1,000	550
	Other Income	62	38	24	101	72	29
	Debt Repurchase Expense (Note a)	—	—	—	(192)	—	(192)
	Interest Expense	(99)	(112)	13	(423)	(435)	12

	Earnings From Continuing Operations Before Income Taxes	375	243	132	1,036	637	399
	Income Tax Expense (Note b)	(138)	(84)	(54)	(316)	(219)	(97)

	Earnings From Continuing Operations	237	159	78	720	418	302
	Discontinued Operations — Net of Tax (Note c)	—	(93)	93	425	(79)	504

	Net Earnings	$237	$66	$171	$1,145	$339	$806

Per Common Share	Earnings Per Share, Assuming Dilution: Earnings From Continuing Operations	$1.03	$0.71	$0.32	$3.17	$1.87	$1.30
	Discontinued Operations	—	(0.41)	0.41	1.87	(0.35)	2.22

	Net Earnings Per Share	$1.03	$0.30	$0.73	$5.04	$1.52	$3.52

	Average Diluted Common Shares Outstanding (Thousands)	229,972	225,373		228,024	225,030

	Cash Dividends Paid Per Common Share	$0.13	$0.10		$0.43	$0.40

See accompanying Notes to Consolidated Financial Statements on page 4.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

		(Unaudited)
		Dec. 30,	Dec. 31,
		2005	2004

Assets	Cash, Cash Equivalents and Short-term Investments	$602	$859
	Current Assets — Net	1,769	1,501
	International Terminals Assets Held for Sale	—	643
	Properties — Net	20,163	19,945
	Affiliates and Other Companies	908	855
	Other Long-term Assets	474	802

	Total Assets	$23,916	$24,605

Liabilities and Shareholders’ Equity	Current Maturities of Long-term Debt	936	$983
	Other Current Liabilities	2,042	1,948
	International Terminals Liabilities Held for Sale	—	386
	Long-term Debt	5,101	6,248
	Deferred Income Taxes	6,083	5,979
	Other Long-term Liabilities	1,800	2,250
	Shareholders’ Equity	7,954	6,811

	Total Liabilities and Shareholders’ Equity	$23,916	$24,605

CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in Millions)

		Years Ended
		(Unaudited)
		Dec. 30,	Dec. 31,
		2005	2004

Operating Activities	Net Earnings	$1,145	$339
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	833	730
	Deferred Income Taxes	(46)	240
	Net Gain on Conrail spin-off — Net of Tax	—	(16)
	Gain on Sale of International Terminals — Net of Tax (Note c)	(428)	—
	Restructuring Charge	—	71
	Working Capital and Other Operating Activities	(353)	82

	Net Cash Provided by Operating Activities	1,151	1,446

Investing Activities	Property Additions	(1,136)	(1,030)
	Net Proceeds from Sale of International Terminals	1,108	—
	Purchase of Minority Interest in an International Terminals’ Subsidiary	(110)	—
	Net Proceeds from Other Divestitures	—	55
	Short-term Investments — Net	33	(247)
	Other Investing Activities	28	(18)

	Net Cash Used by Investing Activities	(77)	(1,240)

Financing Activities	Debt — Net	(1,277)	66
	Dividends Paid	(93)	(86)
	Other Financing Activities	83	40

	Net Cash (Used by) Provided by Financing Activities	(1,287)	20

Cash, Cash Equivalents and Short-term Investments	Net (Decrease) Increase in Cash and Cash Equivalents	(213)	226
	Cash and Cash Equivalents at Beginning of Period	522	296

	Cash and Cash Equivalents at End of Period	309	522
	Short-term Investments at End of Period	293	337

	Cash, Cash Equivalents and Short-term
	Investments at End of Period	$602	$859

See accompanying Notes to Consolidated Financial Statements on page 4.

CSX Corporation and Subsidiaries	Quarterly Flash

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Prior periods have been reclassified to conform to the current presentation.
The Consolidated Balance Sheets and Cash Flow Statements have been summarized for this presentation. All statements should be read in conjunction with the Company’s Annual Report to be filed on Form 10-K.
CSX follows a 52/53 week fiscal reporting calendar and 2004 included 53 weeks, with the additional week in the 2004 fourth quarter. On pages 7 -9 non-GAAP information is presented as additional tables so that the two periods are compared as if they were of equal duration.
(a)	In the second quarter of 2005, CSX repurchased $1 billion of outstanding debt. CSX recognized $192 million of pretax costs to repurchase the debt, which primarily reflects the increase in current market value above original issue value.
(b)	In the second quarter of 2005, Ohio enacted legislation to gradually eliminate its corporate franchise tax. This legislative change resulted in an income tax benefit of $71 million.
(c)	In the first quarter of 2005, CSX sold its International Terminals business. As a result, amounts related to this business are reported as discontinued operations for all periods presented. Additional information is as follows (in millions):

	Quarters Ended		Years Ended
	Dec. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2005	2004	2005	2004

Undistributed Foreign Earnings — additional tax expense	$—	$(97)	$—	$(97)
Net Earnings (Loss)	—	4	(3)	18
Gain on Sale — net of tax	—	—	428	—

Net (Loss) Earnings from Discontinued Operations	$—	$(93)	$425	$(79)

(d)	For the fiscal year ended December 31, 2004, CSX recorded $71 million pretax for separation expenses related to the management restructuring announced in November 2003 at the Company’s Surface Transportation units.

CSX Corporation and Subsidiaries	Quarterly Flash
BUSINESS SEGMENTS (Unaudited)
(Dollars in Millions)
Quarters Ended December 30, 2005, and December 31, 2004

					Surface
	Rail		Intermodal		Transportation		Other(a)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$1,853	$1,801	$366	$379	$2,219	$2,180	$—	$—	$2,219	$2,180
Operating Expense
Labor and Fringe	711	707	20	22	731	729	3	1	734	730
Materials, Supplies and Other	364	429	57	55	421	484	4	(2)	425	482
Depreciation	198	205	10	10	208	215	1	2	209	217
Fuel	240	189	—	—	240	189	—	—	240	189
Building and Equipment Rent	96	116	36	36	132	152	(5)	(3)	127	149
Inland Transportation	(115)	(113)	170	185	55	72	—	—	55	72
Conrail Rents, Fees and Services	17	24	—	—	17	24	—	—	17	24

Total Operating Expense	1,511	1,557	293	308	1,804	1,865	3	(2)	1,807	1,863

Operating Income	$342	$244	$73	$71	$415	$315	$(3)	$2	$412	$317

Operating Ratio	81.5%	86.5%	80.1%	81.3%	81.3%	85.6%

Years Ended December 30, 2005, and December 31, 2004

					Surface
	Rail		Intermodal		Transportation		Other(a)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$7,256	$6,694	$1,362	$1,346	$8,618	$8,040	$—	$—	$8,618	$8,040
Operating Expense
Labor and Fringe	2,777	2,663	79	78	2,856	2,741	8	3	2,864	2,744
Materials, Supplies and Other	1,584	1,540	200	219	1,784	1,759	6	(6)	1,790	1,753
Depreciation	779	664	39	38	818	702	8	9	826	711
Fuel	783	656	—	—	783	656	—	—	783	656
Building and Equipment Rent	400	428	133	154	533	582	(23)	(13)	510	569
Inland Transportation	(433)	(421)	663	701	230	280	—	—	230	280
Conrail Rents, Fees and Services	65	256	—	—	65	256	—	—	65	256
Restructuring Charge	—	67	—	4	—	71	—	—	—	71

Total Operating Expense	5,955	5,853	1,114	1,194	7,069	7,047	(1)	(7)	7,068	7,040

Operating Income	$1,301	$841	$248	$152	$1,549	$993	$1	$7	$1,550	$1,000

Operating Ratio	82.1%	87.4%	81.8%	88.7%	82.0%	87.6%

(a)	Other includes the gain amortization on the CSX Lines conveyance, net sub-lease income from assets formerly included in the Marine Services segment, and other items.

CSX Corporation and Subsidiaries	Quarterly Flash
SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

	Volume			Revenue			Revenue Per Unit
	13 Weeks	14 Weeks		13 Weeks	14 Weeks		13 Weeks	14 Weeks
Fourth Quarter	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change
Merchandise
Phosphates and Fertilizers	99	123	(20)%	$87	$89	(2)%	$879	$724	21%
Metals	88	96	(8)	150	138	9	1,705	1,438	19
Forest Products	106	121	(12)	183	185	(1)	1,726	1,529	13
Food and Consumer	61	66	(8)	115	105	10	1,885	1,591	18
Agricultural Products	90	93	(3)	147	137	7	1,633	1,473	11
Chemicals	127	146	(13)	274	283	(3)	2,157	1,938	11
Emerging Markets	122	134	(9)	124	138	(10)	1,016	1,030	(1)

Total Merchandise	693	779	(11)	1,080	1,075	0	1,558	1,380	13

Automotive	125	135	(7)	225	228	(1)	1,800	1,689	7

Coal, Coke and Iron Ore
Coal	429	440	(3)	500	460	9	1,166	1,045	12
Coke and Iron Ore	21	20	5	21	18	17	1,000	900	11

Total Coal, Coke and Iron Ore	450	460	(2)	521	478	9	1,158	1,039	11

Other	—	—	—	27	20	35	—	—	—

Total Rail	1,268	1,374	(8)	1,853	1,801	3	1,461	1,311	11

Intermodal
Domestic	240	268	(10)	206	220	(6)	858	821	5
International	310	341	(9)	122	133	(8)	394	390	1
Other	—	—	—	38	26	46	—	—	—

Total Intermodal	550	609	(10)	366	379	(3)	665	622	7

Total Surface Transportation	1,818	1,983	(8)%	$2,219	$2,180	2%	$1,221	$1,099	11%

	Volume			Revenue			Revenue Per Unit
	52 Weeks	53 Weeks		52 Weeks	53 Weeks		52 Weeks	53 Weeks
Year	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change
Merchandise
Phosphates and Fertilizers	444	471	(6)%	$351	$341	3%	$791	$724	9%
Metals	361	380	(5)	570	511	12	1,579	1,345	17
Forest Products	439	465	(6)	717	681	5	1,633	1,465	11
Food and Consumer	249	245	2	438	377	16	1,759	1,539	14
Agricultural Products	357	356	—	550	512	7	1,541	1,438	7
Chemicals	533	564	(5)	1,089	1,069	2	2,043	1,895	8
Emerging Markets	505	506	—	513	504	2	1,016	996	2

Total Merchandise	2,888	2,987	(3)	4,228	3,995	6	1,464	1,337	9

Automotive	488	507	(4)	844	835	1	1,730	1,647	5

Coal, Coke and Iron Ore
Coal	1,726	1,659	4	1,992	1,714	16	1,154	1,033	12
Coke and Iron Ore	83	71	17	88	66	33	1,060	930	14

Total Coal, Coke and Iron Ore	1,809	1,730	5	2,080	1,780	17	1,150	1,029	12

Other	—	—	—	104	84	24	—	—	—

Total Rail	5,185	5,224	(1)	7,256	6,694	8	1,399	1,281	9

Intermodal
Domestic	891	1,028	(13)	738	795	(7)	828	773	7
International	1,274	1,278	—	499	501	—	392	392	—
Other	—	—	—	125	50	150	—	—	—

Total Intermodal	2,165	2,306	(6)	1,362	1,346	1	629	584	8

Total Surface Transportation	7,350	7,530	(2)%	$8,618	$8,040	7%	$1,173	$1,068	10%

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)
CSX follows a 52/53 week fiscal reporting calendar and 2004 included 53 weeks, with the additional week in the 2004 fourth quarter. In the following discussion, the two periods are compared as if they were of equal duration.

	13 Weeks
	Fourth Quarter Volume			Fourth Quarter Revenue			Fourth Quarter Revenue Per Unit
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change

Merchandise
Phosphates and Fertilizers	99	115	(14)%	$87	$83	5%	$879	$722	22%
Metals	88	90	(2)	150	129	16	1,705	1,433	19
Forest Products	106	112	(5)	183	173	6	1,726	1,545	12
Food and Consumer	61	62	(2)	115	99	16	1,885	1,597	18
Agricultural Products	90	88	2	147	129	14	1,633	1,466	11
Chemicals	127	137	(7)	274	266	3	2,157	1,942	11
Emerging Markets	122	128	(5)	124	131	(5)	1,016	1,023	(1)

	693	732	(5)	1,080	1,010	7	1,558	1,380	13

Automotive	125	130	(4)	225	218	3	1,800	1,677	7

Coal, Coke and Iron Ore
Coal	429	417	3	500	438	14	1,166	1,050	11
Coke and Iron Ore	21	19	11	21	17	24	1,000	895	12

	450	436	3	521	455	15	1,158	1,044	11

Other	—	—	—	27	20	35	—	—	—

Total Rail	1,268	1,298	(2)	1,853	1,703	9	1,461	1,312	11

Intermodal
Domestic	240	255	(6)	206	208	(1)	858	816	5
International	310	323	(4)	122	126	(3)	394	390	1
Other	—	—	—	38	26	46	—	—	—

Total Intermodal	550	578	(5)	366	360	2	665	623	7

Total Surface Transportation	1,818	1,876	(3)%	$2,219	$2,063	8%	$1,221	$1,100	11%

	52 Weeks
	Year Volume			Year Revenue			Year Revenue Per Unit
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change

Merchandise
Phosphates and Fertilizers	444	463	(4)%	$351	$335	5%	$791	$724	9%
Metals	361	374	(3)	570	502	14	1,579	1,342	18
Forest Products	439	456	(4)	717	669	7	1,633	1,467	11
Food and Consumer	249	241	3	438	371	18	1,759	1,539	14
Agricultural Products	357	351	2	550	504	9	1,541	1,436	7
Chemicals	533	555	(4)	1,089	1,052	4	2,043	1,895	8
Emerging Markets	505	500	1	513	497	3	1,016	994	2

	2,888	2,940	(2)	4,228	3,930	8	1,464	1,337	9

Automotive	488	502	(3)	844	825	2	1,730	1,643	5

Coal, Coke and Iron Ore
Coal	1,726	1,636	6	1,992	1,692	18	1,154	1,034	12
Coke and Iron Ore	83	70	19	88	65	35	1,060	929	14

	1,809	1,706	6	2,080	1,757	18	1,150	1,030	12

Other	—	—	—	104	84	24	—	—	—

Total Rail	5,185	5,148	1	7,256	6,596	10	1,399	1,281	9

Intermodal
Domestic	891	1,014	(12)	738	783	(6)	828	772	7
International	1,274	1,261	1	499	494	1	392	392	—
Other	—	—	—	125	50	150	—	—	—

Total Intermodal	2,165	2,275	(5)	1,362	1,327	3	629	583	8

Total Surface Transportation	7,350	7,423	(1)%	$8,618	$7,923	9%	$1,173	$1,067	10%

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS
CSX follows a 52/53 week fiscal reporting calendar and 2004 included 53 weeks, with the additional week in the 2004 fourth quarter. In the following discussion of quarterly comparisons, the two periods are compared as if they were of equal duration.
REVENUE
Rail Operating Revenue
Fourth quarter 2005 results represent the 15th consecutive quarter of year-over-year revenue growth as well as record revenue-per-unit results. All four major markets experienced revenue and revenue-per-unit gains as a result of continued traffic re-pricing and the fuel surcharge program.
Merchandise
Phosphate and Fertilizer — Volume declined as a result of plant closures or curtailments during the quarter that reduced shipments. The absence of lower yield shipments combined with an increase in long-haul traffic led to a 22% improvement in revenue per unit.
Metals — Overall domestic and international demand for steel transportation remained strong throughout the quarter. Pricing increases coupled with asset allocation towards higher margin and longer haul traffic limited volume growth but resulted in revenue-per-unit increases of 19%.
Forest Products — Volume was unfavorable due to reduced demand in both lumber and panel products as the housing outlook continues to weaken and housing starts are expected to decline. Sustained conversion to electronic media and the use of lighter papers continues to reduce the demand for newsprint paper. Efforts to increase price and fuel surcharge coverage continue across all lines of business, impacting volume in some markets.
Food and Consumer — Volume in this segment, which includes the transportation of refrigerated products, canned goods, and building products, was unfavorable due to the cyclical nature of hurricane recovery efforts, particularly for bricks, wallboard and roofing shingle building materials, compared to the prior year.
Agricultural Products — Volume during the fourth quarter was up 2% based on strength of the soybean harvest. Ethanol shipments also experienced strong growth in the quarter due to a continued shift by several states to use ethanol as a fuel additive. Volumes in other markets such as feed grain, wheat, sweeteners, oils and flour were flat.
Chemicals — Volume was unfavorable due to continued high raw materials inventories and energy prices. Several chemical plants along the Mississippi coast continued to be negatively impacted by Hurricane Katrina.
Emerging Markets — Volume and revenue were unfavorable primarily due to the impact of Hurricane Katrina and lower military shipments. Lower volumes in auto shredder residue, due to increased prices and truck competition, were offset by growth in shipments of municipal and construction waste.
Automotive
Volume was down 4% as assembly plant closures and diversions to truck more than offset increases in North American light vehicle production. Revenue per unit increased by 7% due to both price and fuel surcharge increases.
Coal, Coke and Iron Ore
Revenue was up 15% and volume was up 3% on strong demand across all markets. Growth was strongest in the utility market where electricity generation was up 4% in CSX-served markets. Additionally, utility inventories remain below target levels, continuing the increased demand for coal transportation. Smaller markets such as integrated steel and industrial markets also experienced growth.
Intermodal
Domestic — Domestic shipments representing approximately 44% of Intermodal volumes were down primarily due to continued focus on longer hauls in higher density lanes and sustained strength in pricing. Strong demand in the parcel section offset volume declines in other markets and drove revenue increases.
International — Both volumes and revenue decreased due to a reduction in long-haul shipments from the west coast. The shift of traffic to east coast ports caused an increase in shorter-haul moves, which negatively impacted revenue per unit. Favorable pricing conditions offset the loss of long-haul revenue, and resulted in a modest increase in revenue per unit. A continued focus on network operations designed to increase efficiencies and reduce indirect routing unfavorably impacted volume.
Other — Higher fuel surcharge rates and continued emphasis on ancillary revenues, including terminal storage charges and container reservation fees drove increases of 46%.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS, Continued
CSX follows a 52/53 week fiscal reporting calendar and 2004 included 53 weeks, with the additional week in the 2004 fourth quarter. In the following discussion, the two periods are compared as if they were of equal duration.
EXPENSE

	13 Weeks
	Fourth Quarter Expense
	2005	2004	$ Change
Operating Expense
Labor and Fringe	$731	$676	$55
Materials, Supplies and Other	421	459	(38)
Depreciation	208	205	3
Fuel	240	181	59
Building and Equipment Rent	132	144	(12)
Inland Transportation	55	66	(11)
Conrail Rents, Fees and Services	17	24	(7)

Total Operating Expense	$1,804	$1,755	$49
Labor and Fringe expenses increased $55 million. Higher incentive compensation costs, inflation and increased staffing are the primary drivers of the change in labor and fringe expense.
Materials, Supplies and Other expenses decreased $38 million. The primary drivers are net favorable casualty reserve adjustments related to decreasing claim trends and less derailment related costs. These decreases were partially offset by higher expense resulting from environmental remediation costs and other items.
Depreciation increased $3 million, which is attributable to an increase in the asset base.
Fuel increased $59 million due to higher fuel costs, net of hedging benefits.
Building and Equipment Rent decreased $12 million due to a reduction in railcar lease expense, which is associated with volume, and lower locomotive lease expense.
Inland Transportation decreased $11 million primarily due to lower Intermodal volume related to purchased transportation services from other railroads.
Conrail Rents, Fees and Services decreased $7 million due to lower fees charged by Conrail and other items related to CSX’s ownership in Conrail.

CSX Corporation and Subsidiaries	Quarterly Flash

RAIL OPERATING STATISTICS(a)

		Fourth Quarter			Year
		13 Weeks	14 Weeks		52 Weeks	53 Weeks
		2005	2004	% Change	2005	2004	% Change

Coal	Domestic:
(Millions of Tons)	Utility	38.1	38.0	—%	149.8	141.0	6%
	Other	5.2	5.7	(9)	21.1	21.7	(3)

	Total Domestic	43.3	43.7	(1)	170.9	162.7	5
	Export	2.4	3.2	(25)	12.4	13.5	(8)

	Total	45.7	46.9	(3)	183.3	176.2	4

Revenue Ton-Miles	Merchandise	33.7	36.7	(8)	136.4	139.4	(2)
(Billions)	Automotive	2.3	2.5	(9)	8.6	8.8	(2)
	Coal	20.0	21.4	(7)	81.1	77.9	4
	Intermodal	5.4	6.0	(10)	20.7	22.4	(8)

	Total	61.3	66.6	(8)	246.8	248.5	(1)

Gross Ton-Miles(b)	Total Gross Ton-Miles	115.8	122.9	(6)	463.2	467.8	—
(Billions)

Service Measurements
FRA Personal Injury Frequency Index (Per 200,000 Man Hours)		1.41	2.20	36	1.71	2.29	25
FRA Train Accidents Frequency (Per Million Train Miles)		3.68	4.99	26	3.99	4.79	17
Average Velocity, All Trains (Miles Per Hour)		18.8	20.5	(8)	19.2	20.3	(5)
Average System Dwell Time (Hours) (c)		29.6	29.3	(1)	29.7	28.7	(3)
Average Total Cars-On-Line		230,172	233,181	1	233,118	233,271	—
On -Time Originations		55.9%	52.7%	6	51.1%	49.0%	4
On -Time Arrivals		43.5%	41.2%	6	40.1%	40.9%	(2)
Average Recrews (Per Day)		78	56	(39)	68	63	(8)%

Resources	Route Miles	21,357	22,153	(4)
	Locomotives (d)	3,788	3,708	2
	Freight Cars (d)	103,544	104,714	(1)%

(a)	Amounts are estimated.

(b)	Amounts exclude locomotive gross ton-miles.

(c)	Beginning October 2005, the American Association of Railroads adopted a new dwell calculation in an effort to standardize reporting across U.S. railroads. Beginning in 2006 and forward, CSX will adopt this new method. If CSX had used this new method in the fourth quarter of 2005, average system dwell time would have been 29.0 hours for that period versus 29.6 hours as shown above.

(d)	Represents a total of owned and long-term leased locomotives and railcars.
SURFACE TRANSPORTATION FUEL STATISTICS

	Fourth Quarter		Year
	2005	2004	2005	2004
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	149.7	161.7	595.5	614.5
Price Per Gallon (Dollars)	$1.5959	$1.1853	$1.3132	$1.0950
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$(61.5)		$(129.9)

CSX Corporation and Subsidiaries	Quarterly Flash

OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended		Years Ended
	Dec. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2005	2004	2005	2004

Interest Income	$8	$8	$38	$21
Income from Real Estate and Resort Operations	59	29	85	47
Minority Interest Expense	(5)	(5)	(19)	(16)
Net Gain on Conrail Spin—off — Net of Tax	—	—	—	16
Miscellaneous	—	6	(3)	4

Total	$62	$38	$101	$72

EMPLOYEE COUNTS BY SEGMENT — ESTIMATED

	2005				2004
	Nov	Aug	May	Feb	Nov	Aug	May	Feb

Surface Transportation
Rail	32,537	32,347	32,005	31,243	31,967	32,123	32,184	32,022
Intermodal	1,054	1,082	1,076	1,061	1,077	1,079	1,087	1,126
Technology and Corporate	562	562	549	555	547	547	550	697

Total Surface Transportation	34,153	33,991	33,630	32,859	33,591	33,749	33,821	33,845

International Terminals	—	—	—	—	631	643	778	874
Other	1,473	1,724	1,546	1,060	1,452	1,730	1,417	1,095

Total	35,626	35,715	35,176	33,919	35,674	36,122	36,016	35,814